                                 Exhibit 27(m)

                        Sample Hypothetical Illustration

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                      WRL Xcelerator Current Accumulation

 Policy                    Beginning                                                             Base COI      Base COI
  Year    Month   Age         CV        Premium    Premium Load       BOM DB       BOM NAAR        Rate       Deduction
                             (1)          (2)          (3)             (4)           (5)            (6)          (7)
   5       49      34      7,165.34     2,500.00      75.00         300,000.00    290,409.66      0.13750       39.93
   5       50      34      9,551.56            -          -         300,000.00    290,448.44      0.13750       39.94
   5       51      34      9,512.63            -          -         300,000.00    290,487.37      0.13750       39.94
   5       52      34      9,473.57            -          -         300,000.00    290,526.43      0.13750       39.95
   5       53      34      9,434.36            -          -         300,000.00    290,565.64      0.13750       39.95
   5       54      34      9,395.01            -          -         300,000.00    290,604.99      0.13750       39.96
   5       55      34      9,355.52            -          -         300,000.00    290,644.48      0.13750       39.96
   5       56      34      9,315.89            -          -         300,000.00    290,684.11      0.13750       39.97
   5       57      34      9,276.11            -          -         300,000.00    290,723.89      0.13750       39.97
   5       58      34      9,236.19            -          -         300,000.00    290,763.81      0.13750       39.98
   5       59      34      9,196.13            -          -         300,000.00    290,803.87      0.13750       39.99
   5       60      34      9,155.92            -          -         300,000.00    290,844.08      0.13750       39.99

                                                    Gross
 Policy                Per Unit                    Rate of     Invest     Net
  Year    Policy Fee    Charge      Net CV       Inv Return     Fees     Rate       M&E     Interest        End CV
             (8)          (9)         (10)          (11)        (12)      (13)      (14)      (15)           (16)
   5         8.00        24.00      9,518.41        6.00%       0.99%    5.01%      0.75%     33.15        9,551.56
   5         8.00        24.00      9,479.62        6.00%       0.99%    5.01%      0.75%     33.01        9,512.63
   5         8.00        24.00      9,440.69        6.00%       0.99%    5.01%      0.75%     32.88        9,473.57
   5         8.00        24.00      9,401.62        6.00%       0.99%    5.01%      0.75%     32.74        9,434.36
   5         8.00        24.00      9,362.41        6.00%       0.99%    5.01%      0.75%     32.60        9,395.01
   5         8.00        24.00      9,323.05        6.00%       0.99%    5.01%      0.75%     32.47        9,355.52
   5         8.00        24.00      9,283.56        6.00%       0.99%    5.01%      0.75%     32.33        9,315.89
   5         8.00        24.00      9,243.92        6.00%       0.99%    5.01%      0.75%     32.19        9,276.11
   5         8.00        24.00      9,204.14        6.00%       0.99%    5.01%      0.75%     32.05        9,236.19
   5         8.00        24.00      9,164.21        6.00%       0.99%    5.01%      0.75%     31.91        9,196.13
   5         8.00        24.00      9,124.14        6.00%       0.99%    5.01%      0.75%     31.77        9,155.92
   5         8.00        24.00      9,083.92        6.00%       0.99%    5.01%      0.75%     31.63        9,115.56

(1) = End of Month Cash Value from previous month

(2) = Annual planned premium

(3) = .03 x (2) for year 2 and beyond

(4) = Beginning of Month Death Benefit

(5) = Net Amount at Risk = (4) - (1) - (2) + (3)

(6) = Current cost of insurance rate

(7) = Current cost of insurance charge = (5) / 1000 * (6)

(8) = Monthly Administration Fee = $8.00 in all months

(9) = Monthly Per Unit Expense Charge = ($300,000 face amount/1000 * 0.96) for years 1 through 10

(10) = Net Cash Value = (1) + (2) - (3) - (7) - (8) - (9)

(11) = Hypothetical Gross Rate of Investment Return

(12) = Arithmetic Average of Total Portfolio Expenses

(13) = Hypothetical Net Rate of Investment Return = (11) - (12)

(14) = Mortality and Expense Charge

(15) = Interest = (10) * { [1 + (13) - (14)] TO THE POWER OF (1/12) -1 }

(16) = End Of Month Cash Value = (10) + (15)